Forum Energy Technologies Announces
Third Quarter 2020 Results
•Revenue of $104 million
•Net loss of $22 million and diluted EPS of negative $0.19
•Adjusted EBITDA of negative $10 million
•Operating cash flow of $4 million and free cash flow of $6 million
•Extended long-term debt maturity to 2025 and $129 million of liquidity
HOUSTON, TEXAS, November 5, 2020 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2020 revenue of $104 million, a decrease of $10 million from the second quarter 2020. Orders received in the quarter increased by $7 million to $92 million. Net loss for the quarter was $22 million, or $0.19 per diluted share, compared to a net loss of $5 million, or $0.05 per diluted share, for the second quarter 2020. Excluding $12 million, or $0.11 per share of special items, adjusted net loss was $0.30 per diluted share in the third quarter 2020, compared to an adjusted net loss of $0.29 per diluted share in the second quarter 2020. Adjusted EBITDA was negative $10 million in the third quarter 2020, an improvement of approximately $2 million from the second quarter 2020.
Special items in the third quarter 2020, on a pre-tax basis, included a $29 million gain on extinguishment of debt resulting from the debt exchange completed in August. This par for par exchange extended Forum's debt maturity date from 2021 to 2025. The $29 million gain reflects the accounting difference between the net carrying value of the 2021 Notes exchanged and the estimated fair value of the 2025 Notes. The gain was partially offset by impairments and restructuring charges of $11 million and $3 million of foreign exchange losses. See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “U.S. rig count and U.S. frac fleet count both declined sharply in the third quarter as compared with the second. However, it appears these measures of activity bottomed in the third quarter and have continued to increase into the fourth quarter. As a result, we believe the third quarter represents an inflection point in U.S. drilling and completion activity, as well as for Forum.

“Forum bookings increased 8% sequentially, driven by orders for our short-cycle completion products and our surface separation production equipment products. Orders for these products rose as our exploration and production and service company customers began to increase spending commitments. Our revenues, however, decreased due to the lower than anticipated activity levels in the quarter. Given the increases in U.S. land activity that have occurred already in the fourth quarter, we expect sequential improvement in both orders and revenue in line with activity.
“Our on-going efforts to size our operations for the current level of market activity continued to improve our earnings and our EBITDA increased sequentially despite lower revenues in the quarter. Accelerating cost reduction efforts allowed us to increase EBITDA despite lower revenue in the third quarter. We have significantly reduced fixed costs and are continuing initiatives to further decrease direct and structural costs to generate positive EBITDA, even at historically low levels of activity.”
“I am pleased with the way our employees have responded to these extremely challenging market conditions and look forward to seeing the strong results Forum will deliver as market conditions continue to improve.”
Segment Results
Drilling & Downhole segment revenue was $43 million and orders were $39 million, a decrease of 8% and 9%, respectively, from the second quarter 2020. Lower demand for drilling products in North America, resulting from the continued steep decline in drilling activity levels in the third quarter of 2020, was the primary driver of these decreases. Segment adjusted EBITDA was $(4) million, down $1 million from the second quarter, resulting primarily from the decline in revenues partially offset by cost reduction actions implemented in the second quarter. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global drilling, well construction, artificial lift and subsea markets.
Completions segment revenue was $20 million, a sequential increase of $2 million, or 11%, as well completions activity began to grow in the third quarter. Orders in the third quarter were $18 million, an increase of $4 million, or 30%, from the second quarter 2020. Segment adjusted EBITDA was $(4) million, up $2 million from the second quarter due to a more favorable revenue mix and continued cost management. The Completions segment designs and manufactures products for the coiled tubing, stimulation and intervention markets.
Production segment revenue was $41 million, a decrease of $8 million, or 16% from the second quarter 2020, due to lower sales of both valves and surface production equipment. Orders in the third quarter were $35 million, a 21% increase sequentially, due to significant orders for well-site production equipment for deliveries throughout 2021 and one large international order for desalination process equipment. Segment adjusted EBITDA was $3 million, an increase of $1 million sequentially, as revenue declines were more than offset by cost reductions from restructuring actions implemented in the second quarter. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
Forum Energy Technologies is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the severity and duration of the COVID-19 pandemic and related repurcussions resulting from the negative impact on demand for oil and gas, the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Lyle Williams
Executive Vice President and Chief Financial Officer
713.351.7920
lyle.williams@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2020	2019	2020
Revenue	$103.6	$239.3	$113.3
Cost of sales	90.5	176.7	100.4
Gross profit	13.1	62.6	12.9
Operating expenses
Selling, general and administrative expenses	46.0	63.5	48.3
Transaction expenses	0.7	0.3	0.2
Impairments of goodwill, intangible assets, property and equipment	3.0	532.3	0.1
Loss (gain) on disposal of assets and other	0.5	(0.1)	(0.7)
Total operating expenses	50.2	596.0	47.9
Operating loss	(37.1)	(533.4)	(35.0)
Other expense (income)
Interest expense	8.5	7.8	6.4
Gain on extinguishment of debt	(28.7)	—	(36.3)
Deferred loan costs written off	0.3	—	0.1
Gain realized on previously held equity investment	—	(1.6)	—
Foreign exchange losses (gains) and other, net	3.3	(3.2)	0.7
Total other (income) expense, net	(16.6)	3.0	(29.1)
Loss before income taxes	(20.5)	(536.4)	(5.9)
Income tax expense (benefit)	1.1	(3.4)	(0.4)
Net loss (1)	$(21.6)	$(533.0)	$(5.5)

Weighted average shares outstanding
Basic	111.6	110.3	111.6
Diluted	111.6	110.3	111.6

Loss per share
Basic	$(0.19)	$(4.83)	$(0.05)
Diluted	$(0.19)	$(4.83)	$(0.05)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Nine months ended
	September 30,
(in millions, except per share information)	2020	2019
Revenue	$399.5	$756.8
Cost of sales	351.4	560.9
Gross profit	48.1	195.9
Operating expenses
Selling, general and administrative expenses	154.5	195.3
Transaction expenses	0.9	1.0
Impairments of goodwill, intangible assets, property and equipment	20.4	532.3
Contingent consideration benefit	—	(4.6)
Gain on disposal of assets and other	(0.2)	(0.1)
Total operating expenses	175.6	723.9
Loss from equity investment	—	(0.3)
Operating loss	(127.5)	(528.3)
Other expense (income)
Interest expense	21.6	24.2
Foreign exchange gains and other, net	(1.0)	(3.0)
Gain on extinguishment of debt	(72.5)	—
Deferred loan costs written off	2.3	—
Gain realized on previously held equity investment	—	(1.6)
Total other (income) expense, net	(49.6)	19.6
Loss before income taxes	(77.9)	(547.9)
Income tax expense (benefit)	(13.7)	6.7
Net income (loss) (1)	$(64.2)	$(554.6)

Weighted average shares outstanding
Basic	111.5	110.0
Diluted	111.5	110.0

Loss per share
Basic	$(0.58)	$(5.04)
Diluted	$(0.58)	$(5.04)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$20.0	$57.9
Accounts receivable—trade, net	79.8	154.2
Inventories, net	364.7	414.6
Other current assets	41.0	39.2
Total current assets	505.5	665.9
Property and equipment, net of accumulated depreciation	120.3	154.8
Operating lease assets	33.9	48.7
Intangible assets, net	247.3	272.3
Other long-term assets	17.0	18.3
Total assets	$924.0	$1,160.0
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.3	$0.7
Other current liabilities	135.9	196.2
Total current liabilities	137.2	196.9
Long-term debt, net of current portion	290.0	398.9
Other long-term liabilities	69.5	78.2
Total liabilities	496.7	674.0
Total equity	427.3	486.0
Total liabilities and equity	$924.0	$1,160.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine Months Ended September 30,
(in millions of dollars)	2020	2019
Cash flows from operating activities
Net loss	$(64.2)	$(554.6)
Impairments of goodwill, intangible assets, property and equipment	20.4	532.3
Depreciation and amortization	39.1	48.5
Impairments of operating lease assets	14.1	2.2
Gain on extinguishment of debt	(72.5)	—
Other noncash items and changes in working capital	64.8	47.3
Net cash provided by operating activities	1.7	75.7

Cash flows from investing activities
Capital expenditures for property and equipment	(2.2)	(12.6)
Proceeds from sale of business, property and equipment	4.2	39.8
Net cash provided by investing activities	2.0	27.2

Cash flows from financing activities
Borrowings of debt	85.0	97.0
Repayments of debt	(113.4)	(217.3)
Bond exchange early participation payment	(3.5)	—
Repurchases of stock	(0.2)	(1.1)
Deferred financing costs	(9.4)	—
Net cash used in financing activities	(41.5)	(121.4)

Effect of exchange rate changes on cash	(0.1)	0.2
Net decrease in cash, cash equivalents and restricted cash	$(37.9)	$(18.3)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2020	September 30, 2019	June 30, 2020	September 30, 2020	September 30, 2019	June 30, 2020
Revenue
Drilling & Downhole	$43.2	$88.3	$47.2	$43.2	$88.3	$47.2
Completions	19.6	70.6	17.6	19.6	70.6	17.6
Production	40.8	81.0	48.6	40.8	81.0	48.6
Eliminations	—	(0.6)	(0.1)	—	(0.6)	(0.1)
Total revenue	$103.6	$239.3	$113.3	$103.6	$239.3	$113.3

Operating income (loss)
Drilling & Downhole (1)	$(13.2)	$4.3	$(9.4)	$(8.4)	$6.4	$(7.8)
Operating income margin %	(30.6)%	4.9%	(19.9)%	(19.4)%	7.2%	(16.5)%
Completions	(11.9)	(0.1)	(17.8)	(11.4)	2.5	(13.2)
Operating income margin %	(60.7)%	(0.1)%	(101.1)%	(58.2)%	3.5%	(75.0)%
Production	(0.1)	2.3	(1.1)	0.6	3.5	(0.7)
Operating income margin %	(0.2)%	2.8%	(2.3)%	1.5%	4.3%	(1.4)%
Corporate	(7.7)	(7.4)	(7.2)	(5.0)	(6.5)	(5.7)
Total segment operating income (loss)	(32.9)	(0.9)	(35.5)	(24.2)	5.9	(27.4)
Other items not in segment operating income (2)	(4.2)	(532.5)	0.5	0.1	0.1	0.7
Total operating income (loss)	$(37.1)	$(533.4)	$(35.0)	$(24.1)	$6.0	$(26.7)
Operating income margin %	(35.8)%	(222.9)%	(30.9)%	(23.3)%	2.5%	(23.6)%

EBITDA (3)
Drilling & Downhole	$(13.0)	$(181.5)	$(5.3)	$(3.8)	$12.3	$(3.2)
EBITDA Margin %	(30.1)%	(205.5)%	(11.2)%	(8.8)%	13.9%	(6.8)%
Completions	(5.9)	(303.5)	(11.9)	(4.4)	11.6	(6.2)
EBITDA Margin %	(30.1)%	(429.9)%	(67.6)%	(22.4)%	16.4%	(35.2)%
Production	(1.1)	(19.5)	1.3	2.7	5.9	2.1
EBITDA Margin %	(2.7)%	(24.1)%	2.7%	6.6%	7.3%	4.3%
Corporate	20.4	(8.3)	28.9	(4.2)	(4.3)	(4.3)
Total EBITDA	$0.4	$(512.8)	$13.0	$(9.7)	$25.5	$(11.6)
EBITDA Margin %	0.4%	(214.3)%	11.5%	(9.4)%	10.7%	(10.2)%

(1) Includes earnings (loss) from equity investment for the three months ended September 30, 2019.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and impairments of goodwill, intangible assets, property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue
Drilling & Downhole	$167.0	$256.6	$167.0	$256.6
Completions	88.0	246.8	88.0	246.8
Production	145.0	256.3	145.0	256.3
Eliminations	(0.5)	(2.9)	(0.5)	(2.9)
Total revenue	$399.5	$756.8	$399.5	$756.8

Operating income (loss)
Drilling & Downhole (1)	$(26.8)	$3.2	$(15.1)	$8.8
Operating income margin %	(16.0)%	1.2%	(9.0)%	3.4%
Completions	(47.0)	9.6	(28.7)	13.0
Operating income margin %	(53.4)%	3.9%	(32.6)%	5.3%
Production	(9.3)	10.2	(2.3)	11.8
Operating income margin %	(6.4)%	4.0%	(1.6)%	4.6%
Corporate	(23.3)	(22.7)	(18.4)	(20.7)
Total segment operating income (loss)	(106.4)	0.3	(64.5)	12.9
Other items not in segment operating income (loss) (2)	(21.1)	(528.6)	0.8	0.3
Total operating income (loss)	$(127.5)	$(528.3)	$(63.7)	$13.2
Operating income margin %	(31.9)%	(69.8)%	(15.9)%	1.7%

EBITDA (3)
Drilling & Downhole	$(19.3)	$(171.5)	$(0.5)	$26.7
EBITDA Margin %	(11.6)%	(66.8)%	(3.6)%	10.4%
Completions	(37.7)	(276.6)	(6.9)	41.7
EBITDA Margin %	(42.8)%	(112.1)%	(7.8)%	16.9%
Production	(6.3)	(7.8)	5.1	18.9
EBITDA Margin %	(4.3)%	(3.0)%	3.5%	7.4%
Corporate	46.1	(19.3)	(14.5)	(13.5)
Total EBITDA	$(17.2)	$(475.2)	$(16.8)	$73.8
EBITDA Margin %	(4.3)%	(62.8)%	(4.2)%	9.8%

(1) Includes earnings (loss) from equity investment for the nine months ended September 30, 2019.
(2) Includes transaction expenses, gain (loss) on disposal of assets, contingent consideration benefit, and impairments of goodwill, intangible assets, property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	September 30, 2020	September 30, 2019	June 30, 2020
Orders
Drilling & Downhole	$38.7	$80.0	$42.3
Completions	18.4	64.5	14.2
Production	35.2	55.2	29.1
Total orders	$92.3	$199.7	$85.6

Revenue
Drilling & Downhole	$43.2	$88.3	$47.2
Completions	19.6	70.6	17.6
Production	40.8	81.0	48.6
Eliminations	—	(0.6)	(0.1)
Total revenue	$103.6	$239.3	$113.3

Book to bill ratio (1)
Drilling & Downhole	0.90	0.91	0.90
Completions	0.94	0.91	0.81
Production	0.86	0.68	0.60
Total book to bill ratio	0.89	0.83	0.76

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	September 30, 2020			September 30, 2019			June 30, 2020
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss
As reported	$(37.1)	$0.4	$(21.6)	$(533.4)	$(512.8)	$(533.0)	$(35.0)	$13.0	$(5.5)
% of revenue	(35.8)%	0.4%		(222.9)%	(214.3)%		(30.9)%	11.5%
Restructuring charges and other	3.3	3.3	3.3	2.7	2.7	2.7	4.1	4.1	4.1
Transaction expenses	0.7	0.7	0.7	0.3	0.3	0.3	0.2	0.2	0.2
Inventory and other working capital adjustments	1.2	1.2	1.2	2.6	2.6	2.6	4.1	4.1	4.1
Impairments of goodwill, intangible assets, property and equipment	3.0	3.0	3.0	532.3	532.3	532.3	0.1	0.1	0.1
Stock-based compensation expense	—	1.9	—	—	3.6	—	—	2.6	—
Impairments of operating lease assets	4.8	4.8	4.8	0.2	0.2	0.2	(0.2)	(0.2)	(0.2)
Amortization of basis difference for equity method investment (2)	—	—	—	0.3	0.3	0.3	—	—	—
Gain Realized on Previously Held Equity Investment	—	—	—	—	(1.6)	(1.6)	—	—	—
Disposal related equity-based compensation recorded by equity investment subsidiary	—	—	—	1.0	1.0	1.0	—	—	—
Gain on extinguishment of debt	—	(28.7)	(28.7)	—	—	—	—	(36.2)	(36.2)
Deferred loan costs written off	—	0.3	0.3	—	—	—	—	0.2	0.2
Loss (gain) on foreign exchange, net (3)	—	3.4	3.4	—	(3.1)	(3.1)	—	0.5	0.5
Income tax expense of adjustments	—	—	—	—	—	0.3	—	—	—
As adjusted (1)	$(24.1)	$(9.7)	$(33.6)	$6.0	$25.5	$2.0	$(26.7)	$(11.6)	$(32.7)
% of revenue	(23.3)%	(9.4)%		2.5%	10.7%		(23.6)%	(10.2)%

Diluted shares outstanding as reported			111.6			110.3			111.6
Diluted shares outstanding as adjusted			111.6			110.5			111.6

Diluted EPS - as reported			$(0.19)			$(4.83)			$(0.05)
Diluted EPS - as adjusted			$(0.30)			$0.02			$(0.29)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Nine months ended
	September 30, 2020			September 30, 2019
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating income (loss)	EBITDA (1)	Net loss
As reported	$(127.5)	$(17.2)	$(64.2)	$(528.3)	$(475.2)	$(554.6)
% of revenue	(31.9)%	(4.3)%		(69.8)%	(62.8)%
Restructuring charges and other	12.8	12.8	12.8	5.9	5.9	5.9
Transaction expenses	0.9	0.9	0.9	1.0	1.0	1.0
Inventory and other working capital adjustments	15.6	15.6	15.6	2.5	2.5	2.5
Impairments of goodwill, intangible assets, property and equipment	20.4	20.4	20.4	532.3	532.3	532.3
Impairments of operating lease assets	14.1	14.1	14.1	2.2	2.2	2.2
Stock-based compensation expense	—	7.7	—	—	11.9	—
Contingent consideration benefit	—	—	—	(4.6)	(4.6)	(4.6)
Gain on extinguishment of debt	—	(72.5)	(72.5)	—	—	—
Deferred loan costs written off	—	2.3	2.3	—	—	—
Amortization of basis difference for equity method investment (2)	—	—	—	1.2	1.2	1.2
Gain Realized on Previously Held Equity Investment	—	—	—	—	(1.6)	(1.6)
Disposal related equity-based compensation recorded by equity investment subsidiary	—	—	—	1.0	1.0	1.0
Gain on foreign exchange, net (3)	—	(0.9)	(0.9)	—	(2.8)	(2.8)
Income tax expense of adjustments	—	—	—	—	—	0.2
Impact of U.S. CARES Act	—	—	(16.6)	—	—	—
Valuation allowance on deferred tax assets	—	—	—	—	—	5.9
As adjusted (1)	$(63.7)	$(16.8)	$(88.1)	$13.2	$73.8	$(11.4)
% of revenue	(15.9)%	(4.2)%		1.7%	9.8%

Diluted shares outstanding as reported			111.5			110.0
Diluted shares outstanding as adjusted			111.5			110.0

Diluted EPS - as reported			$(0.58)			$(5.04)
Diluted EPS - as adjusted			$(0.79)			$(0.10)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	September 30, 2020	September 30, 2019	June 30, 2020
EBITDA reconciliation (1)
Net loss	$(21.6)	$(533.0)	$(5.5)
Interest expense	8.5	7.8	6.4
Depreciation and amortization	12.4	15.8	12.5
Income tax expense (benefit)	1.1	(3.4)	(0.4)
EBITDA	$0.4	$(512.8)	$13.0

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Nine months ended
(in millions of dollars)	September 30, 2020	September 30, 2019
EBITDA reconciliation (1)
Net loss	$(64.2)	$(554.6)
Interest expense	21.6	24.2
Depreciation and amortization	39.1	48.5
Income tax expense (benefit)	(13.7)	6.7
EBITDA	$(17.2)	$(475.2)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Nine months ended
(in millions of dollars)	September 30, 2020	September 30, 2019
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$1.7	$75.7
Capital expenditures for property and equipment	(2.2)	(12.6)
Proceeds from sale of property and equipment	3.6	0.5
Free cash flow, before acquisitions	$3.1	$63.6

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	September 30, 2020		September 30, 2019		June 30, 2020
Revenue:	$	%	$	%	$	%
Drilling Technologies	$17.5	16.9%	$43.2	18.1%	$20.0	17.7%
Downhole Technologies	13.4	12.9%	29.0	12.1%	12.7	11.2%
Subsea Technologies	12.3	11.9%	16.1	6.7%	14.5	12.8%
Drilling & Downhole	43.2	41.7%	88.3	36.9%	47.2	41.7%

Stimulation and Intervention	9.3	9.0%	36.4	15.2%	8.5	7.5%
Coiled Tubing	10.3	9.9%	34.2	14.3%	9.1	8.0%
Completions	19.6	18.9%	70.6	29.5%	17.6	15.5%

Production Equipment	15.5	15.0%	29.1	12.2%	19.4	17.1%
Valve Solutions	25.3	24.4%	51.9	21.6%	29.2	25.8%
Production	40.8	39.4%	81.0	33.8%	48.6	42.9%
Eliminations	—	—%	(0.6)	(0.2)%	(0.1)	(0.1)%
Total Revenue	$103.6	100.0%	$239.3	100.0%	$113.3	100.0%